EXHIBIT 10.17


                           PLACEMENT AGENCY AGREEMENT


                                                           As of July 23, 2002


Joseph Gunnar & Co., LLC
30 Broad Street
New York, New York 10004


Gentlemen:

      V-ONE CORPORATION, a Delaware corporation (the "Company"), proposes to offer for sale (the "Offering"), in a private placement to accredited investors only, 8% Secured Convertible Notes, due January 19, 2002 (the "Notes") aggregating not less than $1,000,000, and not more than $1,200,000, in principal amount, together with warrants (the "Warrants") to acquire shares of Common Stock.

      In connection therewith, the Company would like JOSEPH GUNNAR & CO., LLC (the "Placement Agent") to act as its Placement Agent upon the following terms and conditions:

      1.  APPOINTMENT OF PLACEMENT AGENT.
          ------------------------------

      (a) The Company, by separate agreements, has appointed (or will be appointing) the Placement Agent as: (i) its placement agent in connection with an offering of the Company's Series E Preferred Stock (in accordance with Section 6(j) of this Agreement and Exhibit A hereto); and (ii) as its advisor and consultant to the Company for a term of 18 months commencing on the first closing of this Offering in accordance with Exhibit B annexed hereto.

      (b) In consideration thereof, and on the terms of this Agreement: the Company hereby further appoints Joseph Gunnar & Co., LLC as its exclusive Placement Agent during the Offering Period (as defined below) for the purpose of assisting the Company in finding qualified accredited investors ("Subscribers") to purchase the Notes (in the form annexed hereto as Exhibit C) and the Warrants (in the form annexed hereto as Exhibit D) pursuant to the Offering, and the Placement Agent hereby accepts such additional agency. The Placement Agent's agency hereunder is not terminable by the Company, except upon termination of the Offering.

      2.  OFFERING OF NOTES BY PLACEMENT AGENT.
          ------------------------------------

      (a) MINIMUM; MAXIMUM. The Notes will be offered at face value on a "best efforts," $1,000,000 minimum, $1,200,000 maximum basis. The Placement Agent reserves the right to solicit the assistance of outside agents, investment banking groups, or other sources of accredited investors (collectively "Dealers") to assist in the Offering, provided that any such Dealer agrees in writing to be bound by the terms of this Agreement.

      (b) PRIVATE PLACEMENT. The Notes are being offered only to accredited investors in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder.

      (c) OFFERING PERIOD. The offering period shall commence on the date hereof and shall terminate on July 19, 2002, provided that it may be extended by mutual agreement between the Company and JGUN for an additional 15 days.

      (d) SUBSCRIPTION PROCEDURES. Each prospective Subscriber shall be required to (i) complete and execute a Note Purchase Agreement (in the form annexed hereto as Exhibit E); and (ii) concurrently either effectuate a wire transfer in the subscription amount to the account of the Company at Bank of New York, 5 Penn Plaza, 13th Floor, New York, New York, ABA #021-000-018, credit V-One Corporation, Account #275956, or deliver to the Placement Agent or the Company a check in the subscription amount made payable to the Company. All checks delivered to the Placement Agent shall be deposited no later than noon on the business day next following their receipt by the Placement Agent, directly into such account. All funds wired or otherwise delivered to such account shall be held therein, pending the closing, in accordance with the Escrow Agreement of even date herewith among the Company, the Placement Agent, and Bank of New York (the "Escrow Agent"). The Placement Agent shall transmit the prospective
Subscriber's completed and executed Note Purchase Agreements and other agreements and documents executed by the Subscriber in connection with this Offering (collectively, the "Transaction Agreements") to the Company by the end of the second business day following the Placement Agent's receipt of same.

      (e) MINIMUM INVESTMENT. The minimum investment per Subscriber (unless the Placement Agent and the Company shall agree otherwise) shall be $100,000.

      3.    CLOSING.
            -------

      (a) CLOSING. Subject to Sections 2(a) and 3(c) of this Agreement, the first Closing shall take place on a date no more than five business days following the receipt in escrow of cleared funds of at least $1,000,000 in payment of subscriptions (the "Initial Closing"). After the initial Closing one or more additional closings (each a "Closing," and, together with the initial Closing, the "Closings") may take place on such date(s) upon which the Placement Agent and the Company mutually agree. Each such Closing shall take place at the offices of the Placement Agent or its counsel. At each Closing: (i) payment for


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the Notes issued and sold by the Company shall be made against  delivery of such
Notes; (ii) The Escrow Agent shall deliver to the Company an amount equal to all of such proceeds, after deducting all cash fees and expenses to which the Placement Agent is currently or may become entitled pursuant to Section 4 of this Agreement; and (iii) the Escrow Agent shall deliver to the Placement Agent an amount equal to all cash fees and expenses to which the Placement Agent is currently entitled. The Company and the Placement Agent shall deliver to the Escrow Agent joint written instructions as to all such amounts.

      (b)   PROCEDURES AT CLOSING.  At each Closing:
            ---------------------

            (i) The Placement Agent on behalf of the  Subscribers  shall receive
the  opinion  of   Kirkpatrick  &  Lockhart  LLP,  dated  as  of  such  Closing, substantially in the form of Exhibit F attached hereto.

            (ii) The Placement Agent shall receive a certificate of the Company, signed by the President and Secretary thereof, that the representations and warranties contained in Section 5 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

            (iii) There shall be delivered on behalf of each Subscriber one copy of the Note Purchase Agreement, signed by such Subscriber.

      (c) CONDITIONS TO PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company contained herein or in the Note Purchase Agreements as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and thereunder, and to the following additional conditions:

            (i) DUE QUALIFICATION OR EXEMPTION. (a) The Offering contemplated by this Agreement will become qualified or be exempt from qualification under applicable state securities laws not later than the Closing Date, and (b) at the Closing Date no stop order suspending the sale of the shares shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

            (ii) NO MATERIAL MISSTATEMENTS. Neither the Blue Sky qualification materials nor any of the Transaction Agreements, nor any supplement thereto, nor the Offering Literature (as defined in Section 5(b) hereof) will contain an untrue statement of a fact which in the good faith opinion of the Placement Agent is material, or omits to state a fact, which in the good faith opinion of the Placement Agent is material and is required to be stated therein, or it necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (iii) COMPLIANCE WITH AGREEMENT. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the Transaction Agreements at or prior to each Closing;

            (iv) CORPORATE ACTION. The Company will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the offering contemplated hereby;

            (v) OPINION OF COUNSEL. The Placement Agent shall receive the opinion referred to in (b)(i) above in all respects reasonably satisfactory to it and its counsel.

            (vi) OFFICERS' CERTIFICATE. The Placement Agent shall receive the certificate referred to in (b)(ii) above.

            (vii) NO ADVERSE CHANGES. There shall not have occurred, at any time prior to the Initial Closing or, if applicable, any additional Closing, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's good faith opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market;
(iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority;
(v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and or delivery of the Shares.

            (viii) DUE DILIGENCE. Without limiting the generality of any of the foregoing paragraphs of this Section 3(c), the Placement Agent's good faith satisfaction with its continuing due diligence with respect to the Company, its management, its financial condition, and/or business prospects (with particular reference to the appropriateness of the size of this Offering and the proposed Series E Preferred Offering and the likely consequences of the use of proceeds).

      4.    EXPENSES AND COMPENSATION.
            -------------------------

      (a) EXPENSES. The Company will pay all expenses of the Offering, including those incurred by the Placement Agent up to a maximum of $60,000, in connection with the transactions contemplated hereby including, but not limited to: the preparation, printing and transmittal to potential investors of the Transaction Agreements and all other documents and instruments required in connection with such transactions; all accounting, legal and other costs involved with such transactions (including, but not limited to, legal fees, and disbursements of the Placement Agent's counsel); and all mailing, telephone, telegraph, travel, due diligence and other similar expenses incurred by the Placement Agent. Any Placement Agent expenses in excess of $60,000, including, but not limited to, legal fees and disbursements of the Placement Agent's counsel, shall require the Company's written approval. The Company has paid the Placement Agent $15,000 prior to the execution hereof and will pay the balance of the $60,000 maximum promptly as and when requested by the Placement Agent. If the Private Placement is not commenced by August 1, 2002, an additional $25,000 retainer will be paid to the Placement Agent. Notwithstanding any other provision of this Agreement, the Company shall leave $10,000 of the proceeds of the first closing with the escrow agent until the 30th day next following the final closing of this Offering, when it shall be payable to the Placement Agent towards any of its unpaid expenses of this Offering.

      (b) COMPENSATION. At each closing, the Placement Agent shall be entitled to: (i) a cash fee equal to ten percent (10%) of: the gross proceeds of the Notes (and Warrants) sold by the Placement Agent or LaSalle St. Securities, LLC at such Closing; (ii) five (5) year warrants (the "Placement Agent Warrants") providing for a cashless exercise to purchase that number of shares of common stock (the "Common Stock") as shall be equal to 15% of the number of shares of Common Stock into which the Notes sold by the Placement Agent or LaSalle St. Securities, LLC at such Closing are or may be convertible; and (iii) (A) a cash fee equal to three percent (3%) of the gross proceeds of the Notes (and Warrants) sold by the Company at such Closing, and (B) five year warrants to purchase five percent (5%) of the number of shares of Common Stock into which Notes sold by the Company at such Closing are or may be convertible. The price at which and the terms upon which the Placement Agent Warrants shall be exercisable shall be identical in all respects to the Warrants.

      (c) NO CREDIT TO PRIVATE PLACEMENT. No portion of the fees hereunder shall be credited against any amounts payable in connection with the Private Placement referred to in Section 6(i).

      5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
            ---------------------------------------------

      The Company represents and warrants as follows:

      (a) This Agreement has been duly executed by the Company and is valid and binding upon the Company and is enforceable (subject to the limitations of equity jurisdiction and the restrictions of bankruptcy law) in accordance with its terms.

      (b) All of the representations and warranties of the Company contained in the Note Purchase Agreements (which are incorporated herein by reference), and in all documentation to be delivered in connection with the Offering (the "Offering Literature"), are and will be true and correct in all material respects and the Company will duly observe and perform all affirmative and negative covenants contained in the Note Purchase Agreements, and any projections contained therein will be prepared in good faith, based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

      6.    COVENANTS OF THE COMPANY.
            ------------------------

      The Company covenants and agrees as follows:

      (a) DISCLOSURE. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company as described in the Transaction Agreements, as a result of which it is necessary, in the opinion of counsel for the Placement Agent or counsel for the Company, to amend or supplement the Transaction Agreements in order that they will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate written notice containing the proposed amendment or supplement, in form and substance satisfactory to counsel for the Placement Agent.

      (b) COMPLIANCE WITH REGULATION D. Neither the Company nor any of its affiliates nor any person acting on behalf of, or as agent for, the foregoing, shall take any action in connection with the Offering which would cause the Offering not to comply with Rule 505 of Regulation D.

      (c) INTEGRATION. Neither the Company nor any of its affiliates nor any person acting on behalf of, or as agent for, the foregoing, shall participate, directly or indirectly, in any offering of securities between the date of the Agreement and six months after the last sale of the Notes in the Offering which would be combined or integrated with the Offering for purposes of Rule 502(c) of Regulation D, so a to render the exemption provided by Regulation D unavailable with respect to the Offering.

      (d) ACCREDITED INVESTORS. The Company shall not accept a subscription for the Notes from any prospective Subscriber (i) if the Company has reason to believe that material information supplied or the representations and warranties made by that person are not fully accurate; or (ii) unless immediately prior to making such sale, the Company reasonably believes that such person is an "accredited investor," as defined in Regulation D.

      (e) SECURITIES FILINGS. The Company shall duly and timely file, with respect to the Offering (i) all required reports on Form D with the Securities and Exchange Commission; and (ii) all reports required to be filed under applicable state securities or Blue Sky laws and regulations and by the regulatory agencies charged with the enforcement thereof as determined by the Placement Agent's counsel. The Company shall furnish to the Placement Agent as soon as the same shall be filed copies of all such filings by the Company with respect to the Offering. The Company shall also duly and timely file all required reports under the Securities Exchange Act of 1934 and the rules thereunder with the Securities and Exchange Commission.

      (f) BLUE SKY. Subject to the Placement Agent's obligations under Section 7(d), the Company shall use its best efforts to qualify the Notes for sale under the securities or Blue Sky laws in such jurisdictions as the Placement Agent may reasonably designate and shall make such applications and furnish such information to counsel for the Placement Agent as may be required for that purpose and to comply with such laws; PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the Offering. The Company shall prepare and file such statements and reports as are or may be required to continue such qualification for so long a period as the Placement Agent may reasonably request.

      (g) STOP ORDERS. The Company shall notify the Placement Agent immediately upon receipt of any stop order issued by the Securities and Exchange Commission or any state securities administrator suspending the effectiveness of any qualification of the Notes for sale or enjoining the sale of the Notes or of the initiation of any proceeding for that purposes. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order shall be issued, to obtain the lifting of the stop order at the earliest possible time.

      (h) S-3 REGISTRATION. The Company will file an S-3 Registration Statement within 30 days after the first closing hereunder with respect to the shares of Common Stock issuable upon conversion of the Notes and the exercise of the Warrants, and will take all steps necessary and appropriate to keep its S-3


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


Registration current until the termination date of the Warrants.

      (i) USE OF PROCEEDS. All of the net proceeds of the Offering shall be used for working capital and/or the development of the Company's programs.

      (j) PRIVATE PLACEMENT. The Company shall use its best efforts to consummate, prior to the due date of the Notes, an offering of the Company's Series E Convertible Preferred Stock on substantially the same terms and conditions set forth on Exhibit A hereto, or some alternative form of equity financing agreed to in writing by the Placement Agent.

      (k) RESERVATION OF COMMON STOCK. The Company shall reserve and keep available the maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of all of the Warrants offered in the Offering.

      (l) MERGER OR ACQUISITION. The Company hereby undertakes and agrees for the benefit of the Purchasers of the Notes (as third party beneficiaries) that: if, prior to the time the Notes become payable in accordance with their terms, there is consummated a merger, consolidation or acquisition ("Merger or Acquisition") to which the Company is a party (or its shareholders, directly or indirectly, are parties), then, the Company will, upon such consummation, afford each Note Purchaser (by written notice satisfactory in form to the Placement Agent) the option either (i) to have his, her or its Notes paid in full on the date of such consummation or (ii) to participate in the Merger or Acquisition by surrendering the Note in exchange for the securities being offered in the Merger or Acquisition at the adjusted conversion price based upon the consideration that the holders of the Company's Common Stock will receive in the Merger or Acquisition.

      (m) ALTERNATE PRIVATE PLACEMENT. The Company hereby undertakes and agrees for the benefit of the Purchasers of the Notes (as third party beneficiaries) that: if, prior to the time the Notes become payable in accordance with their terms, the Company consummates a private placement (the "Alternate Private Placement") (whether or not with the Placement Agent) of its securities other than with respect to the Company's Series E Preferred Stock (which Alternate Private Placement requires the Placement Agent's written consent pursuant to paragraph (j) of this Section), then, the Company will, upon such consummation, afford each Note Purchaser (by written notice satisfactory in form to the Placement Agent) the option either (i) to participate in such transaction by surrendering the Note in exchange for the securities being offered in the Alternative Private Placement at the conversion price based upon the price at which such securities are convertible into the Company's Common Stock; or (ii)


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


to exchange the Note for shares of Common Stock of the Company at a price equal to the greater of (A) 60% of the average closing sales prices of the Common Stock on the NASDAQ for the 5 trading days preceding the holder's notice of conversion to the Company, and (B) $0.25 per share.

      (n) BOARD OBSERVER. Upon completion of the first closing hereunder, the Placement Agent shall have the right to designate a non-voting Board observer who shall be given notice by the Company, and the right to attend, all Board Meetings, and shall receive all Board data, disclosures, and expenses reimbursement rights available to other Board members of the Company.

      (o) NO CONTACT WITH OTHER FUNDING SOURCES OR FINANCIAL ADVISORS. Upon completion of the Notes Offering and as long as the Placement Agent is proceeding in good faith with the preparations for the Preferred Offering, and until July 31, 2002, the Company agrees not to enter into any agreement with or solicit any underwriter, placement agent, financial advisor, investor or other person in connection with an offering of the Company's securities, and further agrees that any such communications, solicited or unsolicited, shall be conducted through the Placement Agent.

      (p) CONTINUING OBLIGATIONS. The Company agrees that if, at any time within one year from the date of final closing of this Offering or termination of the Placement Agent's engagement pursuant to Section 9(a) or 9(b), the Company enters into or consummates a sale transaction or financing of debt or equity with any entity introduced to it by the Placement Agent, then, the Company shall pay to the Placement Agent: (1) a fee equal to ten percent (10%) cash and fifteen percent (15%) warrants of the total consideration paid to or received by the Company, and its shareholders from a non-institutional source; and (2) and a fee equal to five percent (5%) cash and seven and one-half percent (7.5%) warrants of such consideration received by the Company and its shareholders from an institutional source. Such fees shall be paid at the closing of such transaction or financing. The Placement Agent agrees to assist the Company in such a transaction or financing in good faith, if requested by the Company. For the purposes of this subsection (p) of Section 6, a "Sale Transaction" means:
(i) any acquisition of more than 20% of the stock or assets of any company entered into or consummated by the Company; (ii) any sales of 20% or more of the stock or assets of the Company entered into or consummated by the companies; or
(iii) any merger or other business combination involving the Company entered into or consummated by the Company.

      (q) COMPANY CONTACTS. The Company will use its best efforts to introduce the Placement Agent to potentially interested parties, and will advise its Series C Preferred and Series D Convertible Preferred investors and their affiliates of the investment opportunity, to the extent legally permissible.

      (r) PROJECTIONS AND BUDGETS. The Company shall provide quarterly financial projections and budgets of the Company for the two-year period following the Offering.

      (s) REVERSE SPLIT OF COMMON STOCK. The Company shall cause a reverse split of its common stock on a minimum 1:3 basis to take place, if authorized by the Board of the Company for any reason (including, but not limited to, the continued NASDAQ listing of the Common Stock or a proposed application for a NASDAQ National listing).

      (t) NO ADDITIONAL SECURITIES. The Company will not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), issue any securities prior to the completion of the Series E Preferred Stock Offering, except as required by agreements already in effect prior to the date hereof, or otherwise as required under employee stock option and employee stock purchase plans approved by the Company's shareholders.

      (u) CONSENT OF SERIES C AND D PREFERRED HOLDERS. Prior to the first closing, the Company shall obtain the written consent of the holders of 51% of each of the Series C and Series D Preferred Stock to this Offering and to the proposed Series E Private Placement as per Exhibit A.

      7.  COVENANTS OF THE PLACEMENT AGENT.
          ---------------------------------

      The Placement Agent covenants and agrees as follows:

      (a) COMPLIANCE WITH REGULATION D. Neither the Placement Agent nor any of its affiliates nor any person acting on behalf of, or as agent for, the foregoing, shall take any action in connection with the Offering which would cause the Offering not to comply with Rule 505 of Regulation D.

      (b) INTEGRATION. Neither the Placement Agent nor any of its affiliates nor any person acting on behalf of, or as agent for, the foregoing, shall participate, directly or indirectly, in any offering of securities between the date of the Agreement and six months of the last sale of the Notes in the Offering which would be combined or integrated with the Offering for purposes of Rule 502(c) of Regulation D, so as to render the exemption provided by Regulation D unavailable with respect to the Offering.

      (c) ACCREDITED INVESTORS. The Placement Agent shall not Offer the Notes to any prospective Subscriber (i) if the Placement Agent has reason to believe that material information supplied or the representations and warranties made by that


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


person are not fully accurate; or (ii) unless immediately prior to making such officer, the Placement Agent reasonably believes that such person is an "accredited investor," as defined in Regulation D.

      (d) BLUE SKY. The Placement Agent shall prepare and file such applications, filings, statements, and reports as are or may be required to qualify the Notes and Warrants for sale under the securities or Blue Sky laws in such jurisdictions as it may reasonably designate.

      (e) DUE DILIGENCE. The Placement Agent will be using and relying on all information (and information available from public sources and other sources which it deems reliable) and, will perform reasonable due diligence in good faith, without independent verification thereof and without independent appraisal of any of the Company's assets, and the Placement Agent will not assume responsibility for the accuracy or completeness of any of the foregoing.

      8.  INDEMNIFICATION.
          ---------------

      (a) BY THE COMPANY. The Company shall indemnify and hold harmless the Placement Agent, and each officer, director, controlling person and agent of the Placement Agent, from and against any losses, claims, damages, or liabilities to which the Placement Agent or such other person may become subject (under the Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, either (i) the failure of the Company or any of its directors, officers, affiliates, agents (other than the Placement Agent), controlling persons, and/or employees (the "Company Agents") to comply with the covenants and agreements contained herein or in the Offering Literature; (ii) the inaccuracy of any representation or warranty of the Company herein; (iii) any untrue statement of a material fact contained in or an omission of a material fact from the Offering Literature on the date thereof or on the date of the Closing; or (iv) arising out of any failure by the Company or any Company Agent to fulfill any undertaking or a breach of a representation included herein or in the Offering Literature, and the Company shall reimburse the Placement Agent and/or any such other person for any legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding, or claim; provided, however, that the Company shall not be liable to the Placement Agent or any such other person in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon, (A) an untrue statement made in such Offering Literature in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for use in the Offering Literature; (B) the failure of the Placement Agent or any of its directors, officers, affiliates, agents, controlling persons, and/or employees to comply with the covenants and agreements contained herein or in the Offering Literature; or (C) the inaccuracy of any representation or warranty of the Placement Agent herein.

      (b) BY PLACEMENT AGENT. The Placement Agent shall indemnify and hold harmless the Company, and each officer, director, and controlling person of the Company, from and against any losses, claims, damages, or liabilities to which the Company (or any such officer, director, or controlling person) may become subject (under the Act or otherwise), insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, either (i) the failure of the Placement Agent or any of its directors, officers, affiliates, agents, controlling persons, and/or employees to comply with the covenants and agreements contained herein; (ii) the material inaccuracy of any representation or warranty of the Placement Agent herein; or
(iii) arise out of any failure by the Placement Agent to fulfill any undertaking or a breach of a representation included herein, and the Placement Agent shall reimburse the Company (or such officer, director, or controlling person of the Company), as the case may be, for legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Placement Agent shall not be liable to the Company in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon, (A) an untrue statement made in such Offering Literature in reliance upon and in conformity with written information furnished by or on behalf of the Company specifically for use in the Offering Literature; (B) the failure of the Company or any Company Agent to comply with the covenants and agreements contained herein or in the Offering Literature; or
(C) the inaccuracy of any representation or warranty of the Company herein or therein.

      (c) INDEMNIFICATION PROCEDURES. An indemnifying party shall not be liable under this indemnity agreement with respect to any claim made against an indemnified party unless such indemnifying party shall be notified in writing of the specific nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity provision. An indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party defendant. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party. However, in the event that the parties to any such action (including impleaded parties) include the Company or controlling person thereof and the Placement Agent or controlling person thereof, and representation of both parties would be inappropriate due to actual or potential differing interests between them, then the Placement Agent or controlling person shall have the right to retain separate counsel and the Company shall reimburse the Placement Agent or controlling person for the reasonable fees and expenses of such counsel, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of more than one firm of attorneys, in the aggregate, be compelled to seek separate legal representation from the Placement Agent and any controlling persons thereof.

      (d) CONTRIBUTION. If the indemnification provided for in this Section 8 is, for any reason, held by a court of competent jurisdiction to be unenforceable as to a person claiming indemnification hereunder in respect of any losses, claims, damages, liabilities, or costs referred to herein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, and costs (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the sale of the Notes; or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with any untrue statements or omissions or other actions which resulted in such losses, claims, damages, liabilities, and costs, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the net purchase price of the Notes bear to such compensation received by the Placement Agent in connection with the placing of the Notes. The relative faults of the Company on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether any untrue statements or omissions or other actions (or alleged untrue statements, omissions or other actions) relate to information supplied or actions taken by the Company on the one hand or by the Placement Agent on the other, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statements, omissions, or actions. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the foregoing provisions of this Section 8, any payment or reimbursement by an indemnifying party of fees, expenses, or disbursements incurred by an indemnified party in any proceeding in which a final judgment by a court of competent jurisdiction (after appeal or expiration of time to appeal) is entered against such indemnified party as a result of such person's negligence, bad faith, or willful malfeasance will be promptly repaid to the indemnifying party.

      (e) NOT EXCLUSIVE LIABILITY. The agreements contained in this Section 8 shall be in addition to any liability that the Company may otherwise have to the Placement Agent, at law or in equity. The agreements contained in this Section 8 shall be in addition to any liability that the Placement Agent may otherwise have to the Company in law or in equity.


      9.  TERMINATION.
          -----------

      (a) In the event that the Placement Agent shall fail to deliver to the Company $1,200,000 in net proceeds from the escrow account, by the close of business on July 19, 2002, then, the Company shall have the right to terminate this Agreement, by written notice to the Placement Agent; provided, however, that in the event that a closing shall have taken place prior to such close of business with respect to not less than $1 million of Notes, then, the termination date shall be extended from July 19, 2002 to July 31, 2002 with respect to the balance of this Offering.

      (b) If the Company elects not to proceed with this Offering for any reason, other than pursuant to paragraph (a) of this Section 9, then, the Company shall be obligated to pay the Placement Agent, in lieu of any payments made pursuant to Section 4(b) (but in addition to all expenses payable under this Agreement), a "break-up" fee, for its time and efforts and lost opportunities, of: (i) $50,000; or (ii) $100,000 if a Private Placement Memorandum has been delivered by JGUN to potential investors; or (iii) $150,000 if funds procured from any bone fide potential investor have been placed in escrow for the purpose of subscribing in the Offering.

      10.  RESOLUTION OF DISPUTES.
           ----------------------

      The parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in the spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the parties within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to binding arbitration in New York under the rules of the American Arbitration Association for resolution. The use of mediation will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

      11.  MISCELLANEOUS.
           -------------

      (a) SURVIVAL. Any termination of the Offering without consummation thereof shall be without obligation on the part of either party; provided, however that:
(i) Sections 4(a), 8 and 10 hereof shall survive any termination (and shall survive the initial Closing and any subsequent Closing); and (ii) if the Company shall terminate the Offering pursuant to Section 9, then, the Company shall remain obligated for all of the Placement Agent's unreimbursed out-of-pocket expenses (including its counsel fees) up to the $60,000 aggregate provided for in Section 4(a), and if paragraph B of Section 9 shall be applicable, also the break-up fee required by such paragraph.

      (b) NOTICES. All notices, requests, consents, and other communication hereunder shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, or delivered to a recognized overnight courier service (such as Federal Express), shipping charges prepaid, addressed as follows:

            (i)   If to the Company to:

                  V-One Corporation
                  20250 Century Boulevard, Suite 300
                  Germantown, Maryland 20874 Attn:

            with a copy to:

                  Kirkpatrick & Lockhart LLP
                  1800 Massachusetts Avenue, N.W., 2d Floor
                  Washington, D.C. 20036
                  Attn: Alan Berkeley, Esq.

            (ii)  If to the Placement Agent to:


                  Joseph Gunnar & Co., LLC
                  30 Broad Street, 12th Fl.
                  New York, New York 10004
                  Attn:  Stephan A. Stein

                  with a copy to:

                  Heller, Horowitz & Feit, P.C.
                  292 Madison Avenue
                  New York, New York 10017
                  Attn.:  Nahum L. Gordon, Esq.

or such other persons or such other addresses as may be designed in writing by the parties, by notice given as aforesaid.

      (c) SEVERABILITY. If any one or more of the provisions contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

      (d) BINDING NATURE. This Agreement shall be binding upon, and inure to the benefit of, the personal representatives, executors, administrators, heirs, successors, loyal guarantors, and permitted assigns of the parties hereto.

      (e) NON-ASSIGNABILITY; NO OTHER BENEFICIARIES. This Agreement may not be assigned by either party. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder; provided, however, that the provisions of
Section 6 shall inure to the benefit of the Subscribers.

      (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

      (g) COUNTERPARTS. This Agreement may be signed in counterparts, with the same effect as if both parties had signed one and the same instrument.

      (h) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties in respect of the offering of the Notes and supersedes all prior agreements, arrangements, and understandings with respect thereto. This Agreement may be amended or modified only by a writing signed by the parties hereto.

                           [signature page to follow]

      If you find the foregoing Placement Agency Agreement is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                    Very truly yours,

                                    V-ONE CORPORATION



                                    By:________________________________
                                        Name:
                                        Title:

Agreed to:

JOSEPH GUNNAR & CO., LLC


By:______________________

Date:____________________